Exhibit 99.1

SIGA Announces Approximately $28 Million of International Procurement Orders for Oral TPOXX® (Tecovirimat)

  - Approximately $26 Million of Orders Received from Canada under Existing Procurement Contracts –

- Approximately $2 Million of Orders Received from
Two New Jurisdictions -

NEW YORK -- SIGA Technologies, Inc. (SIGA) (NASDAQ: SIGA), a commercial-stage pharmaceutical company focused on the health security market, today announced approximately $28 million of procurement orders for oral TPOXX® (tecovirimat), including approximately $2 million for initial procurement by two new international jurisdictions and approximately $26 million for procurement by Canada, of which approximately $22 million is being procured by the Public Health Agency of Canada (PHAC) and approximately $4 million is being procured by the Canadian Department of National Defence (DND) under existing contracts.  One of the new jurisdictions is in Europe, and the other new jurisdiction is in the Asia Pacific region.

In combination with the approximately $13 million PHAC order that was previously disclosed on the last investor call, PHAC and DND have ordered approximately $39 million of oral TPOXX (tecovirimat) this year.  The current order includes an approximate increase of $9 million to the existing PHAC procurement contract.

To date this year, SIGA has received approximately $56 million of international orders for oral TPOXX (tecovirimat) from six jurisdictions, of which five are new customers.  As such, including deliveries made in the second quarter, we expect at least $26 million of international deliveries by September 30, 2022; the timing of delivery for the remaining orders will be disclosed at a later date.

 “The increase over the last two months in international orders of oral TPOXX (tecovirimat) reflects an initial public health reaction to the evolving monkeypox outbreak,” said Phil Gomez, CEO of SIGA.  “SIGA continues to receive a large number of ongoing inquiries about accessing oral TPOXX.  We believe these new orders and the ongoing inquiries highlight the overall importance of health security preparedness, and that by increasing both the scale and scope of TPOXX stockpiling, countries can be better prepared for the outbreak risks of smallpox, monkeypox, and other viruses in the orthopoxvirus family of viruses and make sure that patients are able to access treatment.”

On July 13, 2018, the US Food and Drug Administration (FDA) approved oral TPOXX for the treatment of smallpox to mitigate the impact of a potential outbreak or bioterror attack. In December 2021, oral TPOXX was approved for the same indication by Health Canada. Tecovirimat (TPOXX) was approved by the European Medicines Agency (EMA) in January 2022 with a broader label that covers the treatment of smallpox, monkeypox, cowpox, and complications from vaccination for smallpox.

ABOUT SIGA TECHNOLOGIES, INC. and TPOXX®

SIGA Technologies, Inc. is a commercial-stage pharmaceutical company focused on the health security market. Health security comprises countermeasures for biological, chemical, radiological and nuclear attacks (biodefense market), vaccines and therapies for emerging infectious diseases, and health preparedness. Our lead product is TPOXX®, also known as tecovirimat and ST-246®, an orally administered and IV formulation antiviral drug for the treatment of human smallpox disease caused by variola virus. TPOXX is a novel small-molecule drug and the US maintains a supply of TPOXX under Project BioShield. The oral formulation of TPOXX was approved by the FDA for the treatment of smallpox in 2018. The full label is available by clicking here. Oral tecovirimat received approval from the European Medicines Agency (EMA) in 2022. The EMA approval includes labeling for oral tecovirimat indicating its use for the treatment of smallpox, monkeypox, cowpox, and vaccinia complications following vaccination against smallpox. The full label is available by clicking here. In September 2018, SIGA signed a contract with the Biomedical Advanced Research and Development Authority (BARDA), part of the office of the Assistant Secretary for Preparedness and Response within the U.S. Department of Health and Human Services, for additional procurement and development related to both oral and intravenous formulations of TPOXX. For more information about SIGA, please visit www.siga.com.

About Smallpox

Smallpox is a contagious, disfiguring and often deadly disease that has affected humans for thousands of years. Naturally-occurring smallpox was eradicated worldwide by 1980, the result of an unprecedented global immunization campaign. Samples of smallpox virus have been kept for research purposes. This has led to concerns that smallpox could someday be used as a biological warfare agent. A vaccine can prevent smallpox, but the risk of the current vaccine's side effects is too high to justify routine vaccination for people at low risk of exposure to the smallpox virus.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements relating to the progress of SIGA’s development programs and timelines for bringing products to market, as well as the impact of COVID-19 on SIGA’s business. Forward-looking statements may be identified by words or phrases such as “believes,” “estimates,” “expects,” “may,” “will,” “would,” “can,” “could,” and similar words and phrases. Such forward-looking statements are based on current expectations and assumptions and subject to various known and unknown risks and uncertainties, and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. SIGA’s actual results could differ materially from those anticipated by such forward-looking statements due to a number of factors, some of which are beyond SIGA’s control, including, but not limited to, (i) the risk that the U.S. Biomedical Advanced Research and Development Authority (“BARDA”) elects, in its sole discretion as permitted under the BARDA Contracts (as defined below), not to exercise all, or any, of the remaining unexercised options under those contracts, (ii) the risk that SIGA may not complete performance under its contracts with BARDA (the “BARDA Contracts”) on schedule or in accordance with contractual terms, (iii) the risk that the BARDA Contracts are modified or canceled at the request or requirement of the U.S. government, (iv) the risk that the nascent international biodefense market does not develop to a degree that allows SIGA to successfully market TPOXX internationally, (v) the risk that potential products, including potential alternative uses or formulations of TPOXX that appear promising to SIGA or its collaborators, cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (vi) the risk that SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products or uses, (vii) the risk that SIGA may not be able to secure or enforce sufficient legal rights in its products, including intellectual property protection, (viii) the risk that any challenge to SIGA’s patent and other property rights, if adversely determined, could affect SIGA’s business and, even if determined favorably, could be costly, (ix) the risk that regulatory requirements applicable to SIGA’s products may result in the need for further or additional testing or documentation that will delay or prevent SIGA from seeking or obtaining needed approvals to market these products, (x) the risk that the volatile and competitive nature of the biotechnology industry may hamper SIGA’s efforts to develop or market its products, (xi) the risk that changes in domestic or foreign economic and market conditions may affect SIGA’s ability to advance its research or may affect its products adversely, (xii) the effect of federal, state, and foreign regulation, including drug regulation and international trade regulation, on SIGA’s businesses, (xiii) the risk that the COVID-19 pandemic could impact SIGA’s operations by disrupting SIGA’s supply chain for the manufacture of TPOXX, causing delays in SIGA’s research and development activities, causing delays or the re-allocation of funding in connection with SIGA’s government contracts, or diverting the attention of government staff overseeing SIGA’s government contracts, (xiv) the risk that the U.S. or foreign governments’ responses (including inaction) to national or global economic conditions or infectious diseases such as COVID-19 are ineffective and may affect SIGA’s business adversely, and (xv) other risk factors discussed in Item 1A. “Risk Factors” of SIGA’s Annual Report on Form 10-K for the year ended December 31, 2021, and in SIGA’s subsequent filings with the U.S. Securities and Exchange Commission. These documents are publicly available at the SEC’s website at http://www.sec.gov and SIGA’s website at https://investor.siga.com. Forward-looking statements are current only as of the date on which such statements were made, and except as may be otherwise required by law, we undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events, or otherwise.

The information contained in this press release does not necessarily reflect the position or the policy of the Government and no official endorsement should be inferred.

Contacts:

Investor Contact
Laine Yonker, Edison Group
lyonker@edisongroup.com

Michael Crawford, Edison Group
mcrawford@edisongroup.com

Public Relations
Doug Haslam, Berry & Company
dhaslam@berrypr.com